As filed with the Securities and Exchange Commission on December 9, 2002

Registration No. 333-77008

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CSK Auto Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	5531 (Primary Standard Industrial Classification Code Number)	86-0765798 (I.R.S. Employer Identification Number)

645 E. Missouri Ave., Suite 400
Phoenix, Arizona 85012
(Address of Principal Executive Offices)

Maynard Jenkins
CSK Auto Corporation
645 E. Missouri Ave., Suite 400
Phoenix, Arizona 85012
(602) 265-9200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Gibson, Dunn & Crutcher LLP
1801 California Street, Suite 4100
Denver, Colorado 80202
(303) 298-5700
Attention: Richard M. Russo

                  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [  ]

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [  ]

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

                  On January 18, 2002, CSK Auto Corporation (the “Registrant”) filed a registration statement on Form S-3 (the “Registration Statement”) covering 17,224,886 shares of the Registrant’s common stock. On May 17, 2002, the Securities and Exchange Commission declared the Registration Statement effective. Of the shares covered by the Registration Statement, 2,441,963 represented shares that were reserved for issuance as interest payments accruing on certain indebtedness of the Registrant (the “Interest Shares”) and 4,367,717 represented shares issuable upon exercise of certain make-whole warrants (the “Make-Whole Shares”). As the indebtedness relevant to the Interest Shares has been converted making it impossible for the Interest Shares to ever be issued and the Registrant agreed with the Staff of the Securities and Exchange Commission that the Make-Whole Shares should be deleted from the Registration Statement due to the contingent nature of their future issuance, the Registrant hereby seeks to de-register 6,809,680 shares, leaving 10,415,206 covered by the Registration Statement.

                  In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, the Registrant hereby deregisters 6,809,680 shares which remain unsold under the Registration Statement.

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SIGNATURES

SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on December  9, 2002.

CSK AUTO CORPORATION

By: /s/ DON W. WATSON Don W. Watson Senior Vice President and Chief Financial Officer

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MAYNARD JENKINS Maynard Jenkins	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	December 9, 2002

/s/ DON W. WATSON Don W. Watson	Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	December 9, 2002

/s/ JAMES G. BAZLEN* James G. Bazlen	Director	December 9, 2002

/s/ JAMES EGAN* James Egan	Director	December 9, 2002

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Name	Title	Date

/s/ MORTON GODLAS* Morton Godlas	Director	December 9, 2002

Terilyn Henderson	Director	December 9, 2002

/s/ CHARLES K. MARQUIS* Charles K. Marquis	Director	December 9, 2002

/s/ SIMON MOORE* Simon Moore	Director	December 9, 2002

/s/ CHRISTOPHER J. STADLER* Christopher J. Stadler	Director	December 9, 2002

/s/ SAVIO W. TUNG* Savio W. Tung	Director	December 9, 2002

*By:
/s/ DON W. WATSON Don W. Watson as attorney-in-fact

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